AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 12th day of May, 2003, by and between Cach Foods, Inc., a Nevada corporation ("CACH") and U. S. Wireless Online, Inc., a Georgia corporation ("WIRELESS") and those certain shareholders of WIRELESS ("Shareholders") identified on Exhibit A, with reference to the following:

A. CACH is a Nevada corporation organized on May 4, 1998. CACH has authorized capital stock of 100,000,000 common shares and 5,000,000 preferred shares, $.001 par value, of which 12,152,000 common shares, pre-split, are issued and outstanding and no preferred shares are issued and outstanding;

B. WIRELESS is a privately held corporation organized under the laws of the State of Georgia on June 8, 2000 and WIRELESS has authorized capital stock of 100,000,000 common shares, $.001 par value, of which 49,442,170 shares are issued and outstanding;

C. The respective Boards of Directors of CACH and WIRELESS have deemed it advisable and in the best interests of CACH and WIRELESS that WIRELESS be acquired by CACH, pursuant to the terms and conditions set forth in this Agreement;

D. CACH and WIRELESS propose to enter into this Agreement which provides among other things that not less than 80% of the outstanding shares of WIRELESS be acquired by CACH, in exchange for up to 13,472,846 post split shares of CACH and such additional items as more fully described in the Agreement; and

E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    1.ARTICLE
THE  ACQUISITION

1.1 At the Closing, not less than 39,543,736 common shares, which represents not less than 80% of the outstanding shares of WIRELESS shall be acquired by CACH in exchange for up to 13,472,846 post split restricted common shares of CACH (the "Shares"). The Shares of WIRELESS to be exchanged and the Shares of CACH to be issued in this transaction shall be exchanged and issued as set forth in Exhibit A to this Agreement which number of Shares are incorporated herein by reference. In addition to the 11,492,565 post split CACH shares to be issued to the WIRELESS shareholders identified on


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

     Exhibit A, attached hereto, up to an additional 1,980,281 post split CACH shares may be issued to the remaining WIRELESS shareholders at the same exchange rate as those WIRELESS shareholders listed on Exhibit A if they do not exercise their dissenters rights.

1.2 At the Closing, the WIRELESS shareholders listed in Exhibit A will deliver certificates for the shares of WIRELESS listed in Exhibit A, duly endorsed so as to make CACH the sole holder thereof, free and clear of all claims and encumbrances and CACH shall deliver a transmittal letter directed to the transfer agent of CACH directing the issuance of the Shares to the shareholders of WIRELESS as set forth on Exhibit A of this Agreement.

1.3 Following the reorganization there will be a total of 15,485,806 common shares, pre-split, $.001 par value, issued and outstanding in CACH and no preferred shares will be issued and outstanding.

1.4 Following the reorganization, WIRELESS will be a majority-owned subsidiary of CACH.

                                    2.ARTICLE
THE  CLOSING

2.1 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 609 Judge Building, 8 East Broadway, Salt Lake City, UT 84111 on or before May 15, 2003, (the "Closing Date") or at such other place or date and time as may be agreed to by the parties hereto.

2.2 The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

     (a) Those directors listed on Schedule II will be appointed to, and shall be the sole members of, the Board of Directors of CACH. Those directors listed on Schedule I shall resign as directors of CACH.

     (b) Those officers listed on Schedule I will resign as officers of CACH and those officers listed on Schedule II shall be appointed as officers as specified thereon.

     (c) CACH will obtain the necessary approval and amend its Articles of Incorporation to change the name of the Company to "U. S. Wireless Online, Inc." or such similar name as is available in the State of Nevada.

     (d) Prior to closing, CACH is to effect a .48 to 1 reverse split of the 12,152,000 current issued and outstanding CACH shares with rounding up for any fractional shares.


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

     (e) At closing, certain CACH shareholders will surrender 3,820,000 post split shares (with pre-exchange CACH shareholders retaining 2,012,960 post split shares) in exchange for a promissory note in the principal amount of $250,000 secured by all of the assets of WIRELESS with the CACH shareholders to be placed in first lien position of such secured assets except for those assets with existing lienholders as listed on
          Schedule III, then the CACH shareholders will be placed in a second lien position.

     (f) Options to purchase 1,528,154 shares of WIRELESS common stock shall be exchanged for options to purchase 1,528,154 shares of CACH common stock as identified on Schedule IV.

     (g) WIRELESS agrees to pay up to $10,000.00 in legal fees related to the preparation of this Agreement and related documents and filings.

     (h) WIRELESS agrees to submit the appropriate application and fees to have the Company listed in Standard & Poors following the Closing of this Agreement. (i) Notwithstanding any provision of this Agreement to the contrary, a holder of any WIRELESS shares has the right to demand payment for such WIRELESS shares by exercising dissenters' rights in accordance with Article 13 of the Georgia Business Corporation Code. A copy of Article 13 is attached hereto and incorporated herein by reference as Schedule V.

     (j) At closing, all of the current assets of Cach Foods, Inc. shall be assigned to Cornelius A. Hofman, including but not limited to all intellectual property, brand or trade names, contact lists, equipment and research and development.

                                    3.ARTICLE

REPRESENTATIONS  AND  WARRANTIES  OF  CACH

3.1  CACH  hereby  represents  and  warrants  to  WIRELESS  as  follows:

     (a) CACH shall deliver to WIRELESS, on or before Closing, each of the following:

          (1)  Financial  Statements.  Audited  financial  statements  of  CACH
               ---------------------
               including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flows from the fiscal years ended December 2001 and 2002, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of CACH at the dates thereof. (Schedule A)
          (2)  Property.  An accurate list and description of all property, real
               --------
               or personal, owned by CACH of a value equal to or greater than $1,000.00. (Schedule B.)
          (3)  Liens  and  Liabilities.  A  complete  and  accurate  list of all
               -----------------------
               material  liens,  encumbrances,  easements, security interests or


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

               similar interests in or affecting any of the assets listed on Schedule B (Schedule C.) together with a complete and accurate list of all debts, liabilities and obligations of CACH incurred or owing as of the date of this Agreement. (Schedule C.1.)
          (4)  Leases  and  Contracts.  A  complete  and  accurate  list  of all
               ----------------------
               material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which CACH is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by CACH (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2002, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)
          (5)  Loan  Agreements.  Complete  and  accurate  copies  of  all  loan
               ----------------
               agreements and other documents with respect to obligations of CACH for the repayment of borrowed money, including a listing thereof. (Schedule E.)
          (6)  Consents  Required.  A  complete  list  of all agreements wherein
               ------------------
               consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required. (Schedule F.)
          (7)  Articles and Bylaws. Complete and accurate copies of the Articles
               -------------------
               of Incorporation and Bylaws of CACH together with all amendments thereto to the date hereof. (Schedule G.)
          (8)  Shareholders.  A complete list of all persons or entities holding
               ------------
               capital stock of CACH (as certified by CACH's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of CACH (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)
          (9)  Officers  and  Directors.  A  complete  and  current  list of all
               ------------------------
               Officers and Directors of CACH, each of whom shall resign effective as of the Closing Date. (Schedule I.)
          (10) Salary  Schedule.  A  complete and accurate list (in all material
               ----------------
               respects) of the names and the current salary for each present employee of CACH who received $1,000.00 or more in aggregate compensation from CACH whether in salary, bonus or otherwise, during the year 2002, or who is presently scheduled to receive from CACH a salary in excess of $1,000.00 during the fiscal year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of CACH. (Schedule J.)


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

          (11) Litigation.  A  complete  and  accurate  list  (in  all  material
               ----------
               respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of CACH threatened, which may materially and adversely affect CACH. (Schedule K.)
          (12) Tax Returns. Accurate copies of all Federal and State tax returns
               -----------
               for  CACH  for  the  last  five  fiscal  years.  (Schedule  L.)
          (13) Agency  Reports. Copies of all material reports or filings (and a
               ---------------
               list of the categories of reports or filings made on a regular basis) made by CACH under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years. (Schedule M.)
          (14) Banks.  A  true  and  complete  list,  as  of  the  date  of this
               -----
               Agreement, showing (1) the name of each bank in which CACH has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)
          (15) Jurisdictions  Where  Qualified.  A  list  of  all  jurisdictions
               -------------------------------
               wherein CACH is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement. (Schedule O.)
          (16) Subsidiaries.  A  complete  list  of  all  subsidiaries  of CACH.
               ------------
               (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which CACH has an interest, direct or indirect.
          (17) Union  Matters. An accurate list and description (in all material
               --------------
               respects) of all union contracts and collective bargaining agreements of CACH, if any. (Schedule Q.)
          (18) Employee  and  Consultant Contracts. A complete and accurate list
               -----------------------------------
               of all employee and consultant contracts which CACH may have, other than those listed in the schedule on Union Matters. (Schedule R.)
          (19) Employee  Benefit  Plans.  Complete  and  accurate  copies of all
               -------------------------
               salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of CACH in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)
          (20) Insurance  Policies.  A  complete  and  accurate  list  and  a
               -------------------
               description of all material insurance policies naming CACH as an insured or beneficiary or as a loss payable payee or for which CACH has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by CACH regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming CACH as beneficiary covering the business activities of CACH. (Schedule T.)


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

          (21) Customers.  A  complete  and  accurate  list  (in  all  material
               ---------
               respects) of the customers of CACH, including presently effective contracts of CACH accounting for the principal revenues of CACH, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2002 (including but not limited to subscribers to the services or materials or publications of CACH for the previous two calendar years). (Schedule U.)
          (22) Licenses  and  Permits.  A complete list of all licenses, permits
               ----------------------
               and  other  authorizations  of  CACH.  (Schedule  V.)

     (b) ORGANIZATION, STANDING AND POWER. CACH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     (c) QUALIFICATION. CACH is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on CACH or its business operations.

     (d) CAPITALIZATION OF CACH. The authorized capital stock of CACH consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.001 par value, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the CACH stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of CACH.

     (e) AUTHORITY. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of CACH. This Agreement constitutes the valid and binding obligation of CACH enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. This Agreement has been duly executed by CACH and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of CACH's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which CACH is a party or by which it is bound.


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

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. CACH has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, CACH shall have no assets or liabilities other than those resulting from the acquisition of WIRELESS.

     (g) ABSENCE OF CHANGES. Since December 31, 2002 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of CACH, except for changes resulting from completion of those transactions described in Section [2.02(E)] and Section [5.01].

     (h) TAX MATTERS. All taxes and other assessments and levies which CACH is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by CACH in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by CACH income or business prior to the Closing Date. Further, CACH has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

     (i) OPTIONS, WARRANTS, ETC. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which CACH or its shareholders are a party or by which CACH or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of CACH or any securities representing the right to purchase or otherwise receive any such capital stock of CACH. CACH has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

     (j) TITLE TO ASSETS. Except for liens set forth in Schedule C, CACH is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.


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

     (k) AGREEMENTS IN FORCE AND EFFECT. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which CACH is a party are valid and in full force and effect on the date hereof, and CACH has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of CACH.

     (l) LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either CACH or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of CACH. CACH has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     (m) GOVERNMENTAL REGULATION. To the knowledge of CACH and except as set forth in Schedule K, CACH is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of CACH.

     (n) BROKERS AND FINDERS. CACH shall be solely responsible for payment to any broker or finder retained by CACH for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. CACH has not agreed to pay any fees or commissions to any party.

     (o) ACCURACY OF INFORMATION. No representation or warranty by CACH contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to WIRELESS pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     (p) SUBSIDIARIES. Except as listed in Schedule P, CACH does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or
          (iii)  the  membership  interests  in  any  limited liability company.

     (q) CONSENTS. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by CACH or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     (r) IMPROPER PAYMENTS. Neither CACH, nor any person acting on behalf of CACH has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of CACH, (ii) any customer, supplier or competitor of CACH or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for CACH, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of CACH been maintained that was not fully and accurately recorded on the books of account of CACH.

     (s) COPIES OF DOCUMENTS. CACH has made available for inspection and copying by WIRELESS and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. CACH has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission. CACH is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder. Furthermore, all filings by CACH with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of CACH or adversely affect the objectives of this Agreement with respect to WIRELESS including, but not limited to, the issuance and subsequent trading of the shares of common stock of CACH to be received hereby, subject to compliance by the shareholders of WIRELESS with applicable law.

     (t) VALID ISSUANCE OF SECURITIES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

     (u) RELATED PARTY TRANSACTIONS. No employee, officer or director of CACH or member of his or her immediate family is indebted to CACH, nor is

          CACH indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of CACH is directly or indirectly interested in any material contract with CACH.

     (v) FOREIGN ASSETS CONTROL REGULATIONS. The issuance of the Shares by CACH will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, CACH (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049
          (2001)) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

     (w) PRIVATE OFFERING BY CACH. Neither CACH nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of WIRELESS, each of which has been offered the Shares in a private sale for investment. Neither CACH nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of
          Section  5  of  the  Securities  Act.

                                    4.ARTICLE

 REPRESENTATIONS  AND  WARRANTIES  OF  WIRELESS

4.1 WIRELESS and where applicable, each shareholder of WIRELESS who executes this Agreement, hereby represents and warrants to CACH as follows:

     (a) WIRELESS shall deliver to CACH, on or before Closing, or as to Section 4.1(a)(1) within 60 days after the date of this Agreement, the following:

          (1)  Financial  Statements.  Audited  financial statements of WIRELESS
               ---------------------
               including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flows from the fiscal years ended December 2001 and 2002, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of WIRELESS at the dates thereof.Schedule AA)
          (2)  Property.  An accurate list and description of all property, real
               -------
               or personal owned by WIRELESS of a value equal to or greater than $1,000.00. (Schedule BB)
          (3)  Liens  and  Liabilities.  A  complete  and  accurate  list of all
               -----------------------
               material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on

               Schedule BB. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of WIRELESS incurred or owing as of the date of this Agreement. (Schedule CC.1.)
          (4)  Leases  and  Contracts.  A  complete  and  accurate  list  of all
               ----------------------
               material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which WIRELESS is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by WIRELESS (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty  during  such  twelve-month  period.  (Schedule  DD.)
          (5)  Loan  Agreements.  Complete  and  accurate  copies  of  all  loan
               ----------------
               agreements and other documents with respect to obligations of WIRELESS for the repayment of borrowed money, including a listing thereof. (Schedule EE.)
          (6)  Consents  Required.  A  complete  list  of all agreements wherein
               ------------------
               consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required. (Schedule FF.)
          (7)  Articles and Bylaws. Complete and accurate copies of the Articles
               -------------------
               of Incorporation and Bylaws of WIRELESS, together with all amendments thereto to the date hereof. (Schedule GG.)
          (8)  Shareholders.  A complete list of all persons or entities holding
               ------------
               capital stock of WIRELESS or any rights to subscribe for, acquire, or receive shares of the capital stock of WIRELESS (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)
          (9)  Officers  and  Directors.  A  complete  and  current  list of all
               ------------------------
               officers  and  Directors  of  WIRELESS.  (Schedule  II.)
          (10) Salary  Schedule.  A  complete and accurate list (in all material
               ---------------
               respects) of the names and the current salary or each present employee of WIRELESS who received $1,000 or more in aggregate compensation from WIRELESS whether in salary, bonus or otherwise, who is presently scheduled to receive from WIRELESS a salary in excess of $1,000.00 during the fiscal year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)
          (11) Litigation.  A  complete  and  accurate  list  (in  all  material
               ----------
               respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations

               (including  without  limitations  unfair  labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of WIRELESS threatened, which may materially and adversely affect WIRELESS. (Schedule KK.)
          (12) Tax Returns. Accurate copies of all Federal and State tax returns
               -----------
               for  WIRELESS  for  the last five fiscal years, if any. (Schedule
               LL.)
          (13) Agency  Reports. Copies of all material reports or filings (and a
               ---------------
               list of the categories of reports or filings made on a regular basis) made by WIRELESS under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years. (Schedule MM.)
          (14) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which WIRELESS has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)
          (15) Jurisdictions Where Qualified.A list of all jurisdictions wherein
               -----------------------------
               WIRELESS is qualified to do business and is in good standing. (Schedule OO.)
          (16) Subsidiaries.  A  complete  list of all subsidiaries of WIRELESS.
               ------------
               (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which WIRELESS has an interest, direct or indirect.
          (17) Union  Matters. An accurate list and description (in all material
               --------------
               respects of union contracts and collective bargaining agreements of WIRELESS, if any. (Schedule QQ.)
          (18) Employee  and  Consultant Contracts. A complete and accurate list
               -----------------------------------
               of all employee and consultant contracts which WIRELESS may have, other than those listed in the schedule on Union Matters. (Schedule RR.)
          (19) Employee  Benefit  Plans.  Complete  and  accurate  copies of all
               ------------------------
               salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of WIRELESS in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)
          (20) Insurance Policies. A complete and accurate list (in all material
               ------------------
               respects) and description of all material insurance policies naming WIRELESS as an insured or beneficiary or as a loss payable payee or for which WIRELESS has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by WIRELESS regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming WIRELESS as beneficiary covering the business activities of WIRELESS. (Schedule TT.)

          (21) Customers.  A  complete  and  accurate  list  (in  all  material
               ---------
               respects) of the customers of WIRELESS, including all presently effective contracts of WIRELESS to be assigned toWIRELESS, accounting for the principal revenues of WIRELESS, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 2002. (Schedule UU.)
          (22) Licenses  and  Permits.  A complete list of all licenses, permits
               ----------------------
               and  other  authorizations  of  WIRELESS.  (Schedule  VV)

     (b) ORGANIZATION, STANDING AND POWER. WIRELESS is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

     (c) QUALIFICATION. WIRELESS is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on WIRELESS or its business operations.

     (d) CAPITALIZATION OF WIRELESS. The authorized capital stock of WIRELESS consists of 100,000,000 common shares of Common Stock, $.001 par value per share, of which the only shares issued and outstanding are 49,430,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the WIRELESS stock.

     (e) AUTHORITY. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of WIRELESS. This Agreement constitutes the valid and binding obligation of WIRELESS, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. This Agreement has been duly executed by WIRELESS and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of WIRELESS 's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which WIRELESS is a party or by which it is bound.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. WIRELESS has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     (g) ABSENCE OF CHANGES. Since December 21, 2002, , there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of WIRELESS, except for changes resulting from completion of those transactions described in Section [5.02].

     (h) TAX MATTERS. All taxes and other assessments and levies which WIRELESS is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by WIRELESS in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by WIRELESS income or business prior to the Closing Date. Further, WIRELESS has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

     (i) OPTIONS, WARRANTS, ETC. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which WIRELESS or its shareholders are a party or by which WIRELESS or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of WIRELESS or any securities representing the right to purchase or otherwise receive any such capital stock of WIRELESS. WIRELESS has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

     (j) TITLE TO ASSETS. Except for liens set forth in Schedule CC, WIRELESS is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     (k) AGREEMENTS IN FORCE AND EFFECT. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which WIRELESS is a party are valid and in full force and effect on the date hereof, and WIRELESS has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of WIRELESS.

     (l) LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of WIRELESS, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of WIRELESS. WIRELESS has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     (m) GOVERNMENTAL REGULATION. To the knowledge of WIRELESS and except as set forth in Schedule KK, WIRELESS is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of WIRELESS.

     (n) BROKER AND FINDERS. WIRELESS shall be solely responsible for payment to any broker or finder retained by WIRELESS for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     (o) ACCURACY OF INFORMATION. No representation or warranty by WIRELESS contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to CACH pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     (p) SUBSIDIARIES. Except as listed in Schedule PP, WIRELESS does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or
          (iii)  the  membership  interests  in  any  limited liability company.

     (q) CONSENTS. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by WIRELESS or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

     (r) IMPROPER PAYMENTS. No person acting on behalf of WIRELESS has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of WIRELESS, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of WIRELESS been maintained that was not fully and accurately recorded on the books of account of WIRELESS.

     (s) COPIES OF DOCUMENTS. WIRELESS has made available for inspection and copying by CACH and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement. Furthermore, all filings by WIRELESS with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of WIRELESS or adversely affect the objectives of this Agreement.

     (t) INVESTMENT INTENT OF SHAREHOLDERS. Each shareholder of WIRELESS represents and warrants to CACH that the shares of CACH being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                   5. Article
 CONDUCT  AND  TRANSACTIONS  PRIOR  TO  THE  EFFECTIVE  TIME  OF THE ACQUISITION

5.1 CONDUCT AND TRANSACTIONS OF CACH. During the period from the date hereof to the date of Closing, CACH shall:

     (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

     (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

     (c) CACH shall not during such period, except in the ordinary course of business, without the prior written consent of WIRELESS:

          (1) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;
          (2) Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;
          (3) Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;
          (4) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;
          (5) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;
          (6) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;
          (7)  Make  any  material  change  in  its  insurance  coverage;
          (8) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;
          (9) Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;
          (10) Make  any  capital  expenditures.

5.2 CONDUCT AND TRANSACTIONS OF WIRELESS . During the period from the date hereof to the date of Closing, WIRELESS shall:

     (a) Obtain an investment letter from each shareholder of WIRELESS who does not otherwise exercise dissenters' rights in a form substantially similar to the one attached hereto as Exhibit B.

     (b)  Conduct the operations of WIRELESS in the ordinary course of business.

     (c) WIRELESS shall not during such period, except in the ordinary course of business, without the prior written consent of CACH:

          (1) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of WIRELESS;

          (2) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (3) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (4) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (5) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (6) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (7)  Make  any  material  change  in  its  insurance  coverage;

          (8) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

          (9) Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

          (10) Make  any  material  capital expenditures in excess of $1,000.00.

          (11) Allow any of the foregoing actions to be taken by any subsidiary of WIRELESS.

                                    6.ARTICLE
RIGHTS  OF  INSPECTION

6.1 During the period from the date of this Agreement to the date of Closing of the acquisition, CACH and WIRELESS agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of CACH or WIRELESS, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, CACH and WIRELESS will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    7.ARTICLE
CONDITIONS  TO  CLOSING

7.1 CONDITIONS TO OBLIGATIONS OF WIRELESS. The obligation of WIRELESS to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by WIRELESS.

     (a) REPRESENTATIONS AND WARRANTIES. There shall be no information disclosed in the schedules delivered by CACH which in the opinion of WIRELESS would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of CACH set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

     (b) PERFORMANCE OF OBLIGATIONS. CACH shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and CACH shall have complied in all material respects with the course of conduct required by this Agreement.

     (c) CORPORATE ACTION. CACH shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for WIRELESS that CACH has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

     (d) CONSENTS. Execution of this Agreement by the shareholders of WIRELESS and any consents necessary for or approval of any party listed on any Schedule delivered by CACH whose consent or approval is required pursuant thereto shall have been obtained.

     (e) FINANCIAL STATEMENTS. WIRELESS shall have been furnished with audited financial statements of CACH including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flow from fiscal years ended December 31, 2001 and 2002. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of CACH as of December 31, 2002.

     (f) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by CACH of the transactions contemplated by this Agreement shall have been fulfilled.

     (g) GOVERNMENTAL APPROVAL. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by CACH for consummation of the transactions contemplated by this Agreement shall have been obtained. All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by CACH to WIRELESS for its approval prior to the filing of the Form 8-K or other required filings.

     (h) CHANGES IN FINANCIAL CONDITION OF CACH. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of CACH, except expenditures in furtherance of this Agreement.

     (i) ABSENCE OF PENDING LITIGATION. CACH is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

     (j) AUTHORIZATION FOR ISSUANCE OF STOCK. WIRELESS shall have received in form and substance satisfactory to counsel for WIRELESS a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of CACH to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of CACH common stock to WIRELESS shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.2 CONDITIONS TO OBLIGATIONS OF CACH. The obligation of CACH to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by CACH.

     (a) REPRESENTATIONS AND WARRANTIES. There shall be no information disclosed in the schedules delivered by WIRELESS, which in the opinion of CACH, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of WIRELESS set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

     (b) PERFORMANCE OF OBLIGATIONS. WIRELESS shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and WIRELESS shall have complied in all respects with the course of conduct required by this Agreement.

     (c) CORPORATE ACTION. WIRELESS shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for CACH that WIRELESS has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

     (d) CONSENTS. Any consents necessary for or approval of any party listed on any Schedule delivered by WIRELESS, whose consent or approval is required pursuant thereto, shall have been obtained.

     (e) FINANCIAL STATEMENTS. CACH shall have been furnished or will be furnished within 60 days of the date of this Agreement with audited financial statements of WIRELESS including, but not limited to, balance sheets, income statements, statements of stockholders equity and statements of cash flows from the fiscal years ended December 2001 and 2002, prepared in accordance with generally accepted accounting principles consistently applied and which fairly present the financial condition of WIRELESS at the dates thereof.

     (f) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by WIRELESS of the transactions contemplated by this Agreement shall have been fulfilled.

     (g) GOVERNMENTAL APPROVAL. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by WIRELESS for consummation of the transactions contemplated by this Agreement shall have been obtained.

     (h) EMPLOYMENT AGREEMENTS. Existing WIRELESS employment agreements will have been delivered to counsel for CACH.

     (i) CHANGES IN FINANCIAL CONDITION OF WIRELESS. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of WIRELESS, except expenditures in furtherance of this Agreement.

     (j) ABSENCE OF PENDING LITIGATION. WIRELESS is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

     (k) SHAREHOLDER APPROVAL. The WIRELESS shareholders shall have approved the Agreement and Plan of Reorganization.

                                    8.ARTICLE
MATTERS  SUBSEQUENT  TO  CLOSING

8.1 COVENANT OF FURTHER ASSURANCE. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement. CACH agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of WIRELESS.

                                    9.ARTICLE
NATURE  AND  SURVIVAL  OF  REPRESENTATIONS

9.1 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by CACH or WIRELESS pursuant hereto, or otherwise adopted by CACH, by its written approval, or by WIRELESS by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by CACH or WIRELESS as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   10.ARTICLE
TERMINATION  OF  AGREEMENT  AND  ABANDONMENT  OF  REORGANIZATION

10.1 TERMINATION. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

     (a) By mutual written consent of the Boards of Directors of CACH and WIRELESS.

     (b) By the Board of Directors of CACH if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

     (c) By the Board of Directors of WIRELESS if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.2 TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS; PAYMENT OF EXPENSES. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   11.ARTICLE
EXCHANGE  OF  SHARES;  FRACTIONAL  SHARES

11.1 EXCHANGE OF SHARES. At the Closing, CACH shall issue a letter to the transfer agent of CACH with a copy of the resolution of the Board of Directors of CACH authorizing and directing the issuance of CACH shares as set forth on Exhibit A to this Agreement. Any fractional shares of CACH issued as a result of this exchange shall be rounded up to the next whole number of shares.

11.2 RESTRICTIONS ON SHARES ISSUED TO WIRELESS . Due to the fact that WIRELESS will receive shares of CACH common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of CACH will contain the following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.


                                   12.ARTICLE
MISCELLANEOUS

12.1 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.2 NOTICES. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

     If  to  "CACH"                       If  to  "WIRELESS"

     Cach  Foods                          Doug  Keeney,  CEO
     5555  North  Star  Ridge  Way        U.S.  Wireless  Online,  Inc.
     Star,  Idaho                         745  West  Main  Street
                                          Louisville,  KY  40202

     With  copies  to:                    With  copies  to:

     Cletha  A.  Walstrand,  Esq          Alex  P.  Herrington, Jr. (Mike), Esq.
     609  Judge  Building                 Stites  &  Harbison
     8  East  Broadway                    Suite  1800
     Salt  Lake  City,  UT  84111         400  West  Market  Street
                                          Louisville,  KY  40202

12.3 AMENDMENT AND WAIVER. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

     (a) Extend the time for the performance of any of the obligations of the other;

     (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

     (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

     (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.3 shall be valid if authorized or ratified by the Board of Directors of such party.

12.4 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by CACH or WIRELESS shall not constitute a waiver of the right to pursue other available remedies.

12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6 BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of CACH and WIRELESS and its shareholders.

12.7 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8 EXPENSES. WIRELESS shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9 CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CACH,  INC.U.S.  WIRELESS  ONLINE,,  INC.



By:  /s/  Cornelius  A.  Hofman, II    By:  /s/  Douglas  Keeney
-----------------------------------    -------------------------

Name:  Cornelius  A.  Hofman, II       Name:  Douglas  Keeney
       -------------------------       ----------------------

Title:  President          Title:  Chief  Executive  Officer
        ---------                  -------------------------

                                    EXHIBIT A
                      SHAREHOLDER DATA AND ACKNOWLEDGMENTS
                                       OF
                     U.S.WIRELESS ONLINE, INC. SHAREHOLDERS


By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with Cach Foods, Inc. and undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with CACH, INC. and understands its terms and conditions. By execution below, each of the undersigned acknowledges and agrees to the specified surrender of shares and directs that shares be issued as provided.


Shares  to be Surrendered     Shares to be Issued        Recipient and Address
-------------------------     -------------------     --------------------------
         20,375,000                     5,552,128        David  M.  Ragland
                                                         745  West  Main  Street
                                                         Louisville,  KY  40202

                                     Approved  By:       /s/  David  M.  Ragland
                                                         -----------------------
                                                         David  M.  Ragland
--------------------------------------------------------------------------------

         12,050,000                     3,283,590        David  Hayes
                                                         745  West  Main  Street
                                                          Louisville,  KY  40202

                                     Approved  By:       /s/  David  Hayes
                                                         -----------------
                                                         David  Hayes
--------------------------------------------------------------------------------

          9,000,000                     2,452,474        ISP  Ventures,  LLC
                                                         745  West  Main  Street
                                                         Louisville,  KY  40202

                                     Approved  By:       /s/  Daniel  Burke
                                                         ------------------
                                                         Daniel  Burke
--------------------------------------------------------------------------------

            750,000                       204,373        Doug  Keeney
                                                         745  West  Main  Street
                                                         Louisville,  KY  40202

                                     Approved  By:       /s/  Doug  Keeney
                                                         -----------------
                                                         Doug  Keeney
--------------------------------------------------------------------------------

                                    EXHIBIT B
                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:CACH,  Inc.  (Referred  to  hereinbelow  as  the  "Company")

SECURITY:Common  Stock,  par  value  $.001

QUANTITY:_______________  Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

1.   Investment.  (a) I am aware of the Company's business affairs and financial
     ----------
     condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b) I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c) I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.   Restrictions  on  Transfer  Under Securities Act. I further acknowledge and
     ------------------------------------------------
     understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.   Sales  Under  Rule  144.  I am aware of the adoption of Rule 144 by the SEC
     -----------------------
     promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.   Limitations  on  Rule  144.  I  further acknowledge and understand that the
     --------------------------
     Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.


DATE  PURCHASER


                          ---------------------------------

                          Name:----------------------------
                         (Printed)